Exhibit 99.3

Pogo Producing Company

Supplemental  Information (Unaudited)

Continuing Operations **

	Quarter Ended		Twelve Months
	December 31,		December 31,
Operating Data	2005	2004	2005	2004
Net Natural Gas Sales (Mcf/day)
Domestic	194,408	241,304	231,577	244,300
Canada ***	70,652	0	18,584	0
Total Natural Gas	265,060	241,304	250,161	244,300

Gas Price ($/Mcf)
Domestic	$10.07	$6.15	$7.46	$5.73
Canada	$11.04	$0.00	$10.96	$0.00
Average Gas Price	$9.99	$6.15	$7.62	$5.73

Net Liquids Production (Bbl/day)
Crude & Condensate
Domestic	18,499	20,821	22,337	29,530
Canada ***	12,935	0	3,397	0
Total Crude & Condensate	31,434	20,821	25,734	29,530

Plant Products
Domestic	3,028	3,979	3,842	4,220
Canada ***	1,223	0	320	0
Total Plant Products	4,251	3,979	4,162	4,220

Total Liquids	35,685	24,800	29,897	33,750

Average Prices ($/Bbl)
Crude & Condensate
Domestic	$58.79	$41.52	$50.90	$38.59
Canada	$43.94	$0.00	$44.29	$0.00
Average Crude & Cond. Prices	$52.68	$41.52	$49.85	$38.59

Average Prices ($/Bbl)
Plant Products
Domestic	$43.07	$33.86	$33.94	$28.09
Canada	$42.24	$0.00	$42.12	$0.00
Average Plant Product Prices	$42.82	$33.86	$34.56	$28.09

Selected Balance Sheet Data

($ in 000’s)	12/31/2005	12/31/2004
Total Assets	$5,675,748	$3,481,109
Long-term Debt *	1,646,000	755,000
Shareholders’ Equity	2,098,582	1,727,895
Working Capital	-48,340	165,391

*   Excludes debt discount of $2,548 at 12/31/05

**  Results from continuing operations exclude activities related to Thailand.

*** Northrock reflected in financials from acquisition date of September 27, 2005